ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080046225-59 Filing Date and Time 01/18/2008 7:26 AM Entity Number E0044362008-6

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Icarus Wind Energy, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	InCorp Services, Inc. Name 3155 East Patrick Lane · Suite 1 — Las Vegas — NEVADA 89120-3481 Street Address — City — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ 0.001 — Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Andrew Uribe Name 3155 East Patrick Lane · Suite 1 — Las Vegas — NV — 89120-3481 Street Address — City — State — Zip Code 2. Jordan Kesner Name 3155 East Patrick Lane · Suite 1 — Las Vegas — NV — 89120-3481 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Doug Ansell on behalf of InCorp Services, Inc. Name — Signature 3155 East Patrick Lane · Suite 1 — Las Vegas — NV — 89120-3481 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — January 14, 2008 Date

This form must be accompanied by appropriate fees. See attached fee schedule.